SMART ONLINE, INC.

REVISED BOARD COMPENSATION POLICY

(Effective  March 26, 2010)

1.           Introduction.  Smart Online,  Inc.  (the "Company")  will  compensate non-management directors through the payment of Board retainers based on election of the Board in consideration of the services provided by such directors and in recognition of their responsibilities to the company and potential liabilities associated therewith. Management directors are not entitled to receive any directors' compensation outlined in this policy.

2.           Board Member Fees.  Each non-management member of the Board of Directors not serving as Chairman of the Board shall be entitled to monetary and equity compensation in following amounts:

A.          Monetary Compensation.

  (1)          Each such director shall be paid a fee of $1,500 per month, due and payable by the fifteenth (15th) day of the same month in which services are rendered.

  (2)          Additional   monetary  compensation  may  be   awarded  at  the Chairman of the Board's discretion for any director incurring overnight travel to attend Board meetings or other functions for the benefit of the Company.

B.           Equity Compensation.  Each such director shall, at the sole discretion of the director, be awarded pursuant to the Company's 2004 Equity Compensation Plan either:

  (1)          Upon such director's appointment or election to the Board, a non-statutory stock option grant representing  20,000 shares of the Company's common stock, having an exercise price equal to the fair market value of the Company's common stock on the date of grant. In addition, at the time of the annual meeting of the Company's stockholders, each such non-management member of the Board who is re-elected to the Board, and who has been serving on the Board for at least six months prior to the date of the annual meeting, shall be granted an additional non-statutory stock option grant representing 20,000 shares of the Company's common stock, having an exercise price equal to the fair market value of the Company's common stock on the date of grant. All options granted under this Section 2.B.(1) shall vest quarterly over a year's time, subject to the requirement that the grantee is a member of the Board of Directors on the applicable vesting date; or

  (2)          Upon such director's appointment or election to the Board, an award of  10,000 shares of restricted common stock of the Company, valued at the fair market value of the Company's common stock on the date of the award. In addition, at the time of the annual meeting of the Company's stockholders, each such non-management member of the Board who is re-elected to the Board, and who has been serving on the Board for at least six months prior to the date of the annual meeting, shall be awarded an additional 10,000 shares of restricted common stock of the Company, valued at the fair market value of the Company's common stock on the date of the award. The contractual restrictions on all restricted stock awards granted under this Section 2.B.(2) shall lapse quarterly over a year's time, provided that the grantee is a member of the Board of Directors on the applicable lapse date.

3.           Chairman of the Board Fees.  If a non-management member of the Board of Directors serves as Chairman of the Board, he or she shall be entitled to monetary and equity compensation in following amounts:

A.          Monetary Compensation. Such Chairman of the Board shall be paid a fee of $1,500 per month, due and payable by the fifteenth (15th) day of the same month in which services are rendered.

B.           Equity Compensation.   Such Chairman of the Board shall, at the sole discretion of the Chairman, be awarded pursuant to the Company's 2004 Equity Compensation Plan either:

  (1)          Upon such director's appointment or election to the post of Chairman of the Board, a non-statutory stock option representing  30,000 shares of the Company's common stock, having an exercise price equal to the fair market value of the Company's common stock on the date of grant.   In addition, at the time of the annual meeting of the Company's stockholders, each non-management Chairman of the Board who is re-elected to the Chairman of the Board post, and who has been serving on the Board as its Chairman for at least six months prior to the date of the annual meeting, shall be granted an additional non-statutory stock option grant representing  30,000 shares of the Company's common stock, having an exercise price equal to the fair market value of the Company's common stock on the date of grant.   All options granted under this Section 3.B.(1) shall vest quarterly over a year's time, subject to the requirement that the grantee is a member of the Board of Directors on the applicable vesting date; or

  (2)          Upon such director's appointment or election to the post of Chairman of the Board, an award of  15,000 shares of restricted common stock of the Company, valued at the fair market value of the Company's common stock on the date of the award. In addition, at the time of the annual meeting of the Company's stockholders, each non-management Chairman of the Board who is re-elected to the Chairman of the Board post, and who has been serving on the Board as its Chairman for at least six months prior to the date of the annual meeting, shall be awarded an additional  15,000 shares of restricted common stock of the Company, valued at the fair market value of the Company's common stock on the date of the award. The contractual restrictions on all restricted stock awards granted under this Section 3.B.(2) shall lapse quarterly over a year's time, provided that the grantee is a member of the Board of Directors on the applicable lapse date.

Any equity compensation grants to a Chairman of the Board under this Section 3(B) shall be in lieu of, and not in addition to, any equity compensation grants under Section 3(A).

4.           Reimbursement for Expenses.  Each non-management director is eligible for expense reimbursement for reasonable travel and lodging expenses incurred in connection with his or her attendance at Board and committee meetings, in accordance with the same standards applicable to members of the Company's executive management. The Company will ensure all such reasonable expenses are processed and paid expeditiously upon submission to the company with the required forms and receipts.